UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 6, 2008

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.06  Material Impairments.

On February 6, 2008 The Talbots, Inc. (the “Company”) filed a Current Report on Form 8-K stating that a material non-cash charge for goodwill and trademark impairment will be required under GAAP to reduce the carrying amounts of the intangible assets that were recorded in connection with the May 2006 acquisition of The J. Jill Group, Inc. to their estimated fair values.  The Company is filing this Form 8-K/A to amend the February 6, 2008 Form 8-K to update the Item 2.06 disclosure.

In the February 6, 2008 Form 8-K, the Company estimated that it would record a total non-cash charge of approximately $85 million in the fourth quarter of fiscal 2007 attributable to the J. Jill intangibles impairment.  The Company also stated that it was in the process of completing the assessments and its estimate were subject to change based on completion of the impairment testing process.  The Company is revising its estimate of the total non-cash charge in the fourth quarter of fiscal 2007 attributable to the J. Jill intangibles impairment to approximately $144 million due to more conservative growth and earnings projections for the J. Jill brand, combined with a larger discount rate assigned to forward projections.  The Company anticipates that impairment testing will be completed in the coming weeks.  As stated in the February 6, 2008 Form 8-K, this impairment will not result in any future cash expenditures.

Forward-looking Information

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms.  Among other forward looking information, the above estimated non-cash impairment charges constitute forward-looking information.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and substantial risk, including the review of the Company’s assessment by its outside auditor and changes in management’s assumptions and projections.  The reader is urged to consider all such factors.  The actual non-cash charges may differ materially from what has been estimated.

All of our forward-looking statements are as of the date of this Form 8-K only, and except as may be required by law or SEC rule or requirement, the Company does not undertake to update or revise any forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date hereof.

Any public statements or disclosures by the Company following this Form 8-K which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K will be deemed to modify or supersede such statements in or accompanying this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: March 12, 2008	By:	/s/ Edward L. Larsen
	Name:	Edward L. Larsen
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer